Ex. 99.1

SERVISFIRST BANCSHARES, INC.

DECLARES SECOND QUARTER CASH DIVIDEND

BIRMINGHAM, AL (PR Newswire) – June 20, 2016 – ServisFirst Bancshares, Inc., (NASDAQ: SFBS) (“ServisFirst”), the holding company for ServisFirst Bank, today announced that, at a meeting held on June 20, 2016, its Board of Directors declared a quarterly cash dividend of $0.08 per share, payable on July 15, 2016 to stockholders of record as of July 8, 2016.

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary, ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Mobile, Montgomery and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Nashville, Tennessee, Atlanta, Georgia, and Charleston, South Carolina. ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbank.com.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbank.com or by calling (205) 949-0302.

Contact: ServisFirst Bank

Davis Mange (205) 949-3420

DMange@servisfirstbank.com